EXHIBIT 99.1

CardioGenics Enters into Asset Purchase Agreement

to Acquire All Assets of Ontario-Based Plasticap

MISSISSAUGA, Ontario – November 4, 2015 – CardioGenics Holdings Inc. (OTCQB: CGNH), developer of the ultra-sensitive QL Care™ analyzer, an immunoassay point-of-care analyzer, and other products for the In-Vitro-Diagnostics (“IVD”) testing market, announced today that it, and its newly created Canadian subsidiary, have entered into a definitive asset purchase agreement to acquire substantially all of the assets of Plasticap. CardioGenics previously announced on October 5, 2015 that it had entered into a binding letter of intent to acquire substantially all of Plasticap’s assets.

The asset purchase agreement covers all assets of Plasticap as well as all current and future contracts. The acquisition of two related real property locations that are part of the overall acquisition will close in separate transactions, which are currently being finalized by the parties.

In addition to maintaining Plasticap’s ongoing business and blue chip clients, the company intends to utilize Plasticap’s expertise in plastics manufacturing to manufacture the company’s proprietary self-metering cartridge for its QL Care™ Analyzer, as well as extend Plasticap’s reach in the healthcare plastic business.

A Current Report on Form 8-K containing further details regarding the asset purchase agreement and the acquisition of the Plasticap assets will be filed by the company and will be available on EDGAR.

ABOUT PLASTICAP

Plasticap has been in operation for more than 50 years, having started in 1963 operating out of a single facility in Richmond Hill, Ontario. Plasticap has expanded its product line from only aerosol closures to liquor closures and lined plastic closures. Today, Plasticap is a manufacturer of specialty caps and closures for a number of vertical markets, including Food, Dairy, Beverages, Condiments, Industrial, Petro-Chemical, Medical and Pharmaceutical and a critical supply chain partner to many corporations.

Plasticap is expanding its offerings and has developed a new quick load tamper evident valve seal closure to increase filling line speeds by up to 50%. In addition, recent advancements in induction seal CT closures have made it possible to offer attractive logo branding as well as counterfeit security features.

ABOUT CARDIOGENICS HOLDINGS INC.

Through its operating subsidiaries, the Company develops ultra-sensitive analyzers and other products targeting the immunoassay segment of the IVD testing market. It has developed the QL Care™ Analyzer, a proprietary and ultra-sensitive Point-Of-Care immunoanalyzer, which will run a number of diagnostic tests under development, the first of which will be a series of cardiovascular diagnostic tests. As part of its core proprietary technology, the Company has also developed a proprietary method for silver coating paramagnetic microspheres (a fundamental component of immunoassay equipment), which improve instrument sensitivity to light. The Company’s proprietary microspheres technology and SAVASpheres™ magnetic beads are developed and marketed through the Company’s LuXSpheres subsidiary. The Company’s principal offices are located in Mississauga, Ontario, Canada. For more information please visit www.cardiogenics.com and www.luxspheres.com.

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “should,” “plan,” “projected,” “intend,” and similar expressions to identify forward-looking statements. These statements are based on the Company’s beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company’s current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company’s periodic filings with the Securities and Exchange Commission.

For more information about CardioGenics:

CardioGenics Holdings Inc.

Joseph J. Nese

Tel: 1.516.428.4200